As filed with the Securities and Exchange Commission on September 15, 2009

Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENVEO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1250533 (I.R.S. Employer Identification No.)

One Canterbury Green, 201 Broad Street
Stamford, CT  06901
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Cenveo, Inc. 2007 Long-Term Equity Incentive Plan
 (Full Title of the Plan)

Timothy M. Davis
Senior Vice President, General Counsel and Secretary
Cenveo, Inc.
One Canterbury Green, 201 Broad Street
Stamford, CT  06901
(203) 595-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share	2,820,750	$6.35	$15,709,711	$876.62
(1)
Pursuant to Instruction E of Form S-8 and the telephone interpretation of the Securities and Exchange Commission set forth in Section G. Securities Act Forms, No. 89, of the Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations dated July 1997, the 2,820,750 shares being registered includes 320,750 shares (the “Carryover Shares”) that were previously available for issuance under the Cenveo, Inc. 2001 Long-Term Equity Incentive Plan, as amended to date (the “2001 Plan”) but that have been carried forward to, and included in the reserve available for issuance under, the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan, as amended to date (the “2007 Plan”).  The Carryover Shares were previously registered on the Form S-8 (Registration No. 333-118861), which was filed on September 7, 2004 (the “Prior Registration Statement”).  Pursuant to a contemporaneously filed post-effective amendment to the Prior Registration Statement, the Carryover Shares are being deregistered from the Prior Registration Statement and transferred to this Registration Statement, together with the associated registration fees, for delivery under the 2007 Plan.  To the extent any additional shares that remain subject to outstanding awards under the 2001 Plan otherwise would have been returned to the 2001 Plan on account of the expiration, cancellation or forfeiture thereof, those shares will instead be included in the shares reserved for issuance under the 2007 Plan.  Accordingly, post-effective amendments to this Registration Statement may periodically be filed in order to carry-over such shares from the 2001 Plan to the 2007 Plan.

(2)	This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.
(3)
The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.  With respect to 1,033,827 shares of Common Stock as to which stock options were granted prior to the date hereof, the registration fee is based on the option exercise price of $4.22 per share, and with respect to the balance of the shares being registered (consisting of 1,786,923 shares of Common Stock), the fee is based on a price of $6.35 per share, which is the average of the high ($6.60) and low ($6.10) sales prices of the Common Stock on September 11, 2009 on the New York Stock Exchange.

(4)
Pursuant to Rule 457(p) under the Securities Act of 1933, the $876.62 aggregate total registration fee for the 2,820,750 shares registered on this Registration Statement is offset by registration fees in the amount of $130.00 previously paid with respect to the Carryover Shares in connection with the Prior Registration Statement 333-118861 filed September 7, 2004.  Accordingly, the Registrant is currently paying a net registration fee of $746.62 in connection with the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 and relates to the registration of 2,820,750 shares of common stock, par value $0.01 per share (“Common Stock”), of Cenveo, Inc. (the “Company”) for issuance pursuant to awards granted under the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan, as amended to date (the “2007 Plan”).  The 2007 Plan replaced the Company’s 2001 Long-Term Equity Incentive Plan (the “2001 Plan”).  No future awards will be made under the 2001 Plan.  According to the terms of the 2007 Plan, any unused shares authorized for awards under the 2001 Plan are available for issuance under the 2007 Plan.

The 2,820,750 shares of Common Stock being registered under this Registration Statement consist of:  (i) 2,500,000 shares authorized for issuance under the 2007 Plan that were not previously registered, and (ii) 320,750 shares previously registered for issuance under the 2001 Plan.  None of the shares being registered hereunder relating to the 2001 Plan may be issued under the 2001 Plan; such shares may be offered and sold only under the 2007 Plan.

Contemporaneously with the filing of this Registration Statement on Form S-8, the Registrant is filing a Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to deregister 320,750 shares of Common Stock previously authorized for issuance under the 2001 Plan.

PART I
STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-153447) filed with the Securities and Exchange Commission on September 11, 2008 are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the SEC by the Company are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•	the Company’s Annual Report on Form 10-K for the year ended January 3, 2009;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 28, 2009 and June 27, 2009;

•
the Company’s Current Reports on Form 8-K filed October 9, 2008, November 6, 2008, March 17, 2009, April 27, 2009, May 7, 2007 (two filings), June 5, 2009, July 24, 2009 and August 6, 2009, as well as amendments to the Company’s Current Reports on Form 8-K filed June 9, 2009 and July 30, 2009.

•	the description of the Company’s Common Stock contained in the Company’s registration statements therefor and subsequent amendments thereof.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 5.  Interests of Named Experts and Counsel

An opinion on the legality of the securities registered hereby has been rendered by Timothy M. Davis, the Company’s Senior Vice President, General Counsel and Secretary. Mr. Davis is an employee of the Company and is eligible to be granted awards under the 2007 Plan.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1
Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997)

4.2
Amendment to Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 2, 2004)

4.3
Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) April 17, 2005, as filed with the SEC on April 21, 2005)

4.4
Amended and Restated Bylaws of Cenveo, Inc.  (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) February 22, 2007, as filed with the SEC on August 30, 2007)

4.5
Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 8, 2007)

4.6	Amendment to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference as Exhibit A to the Company’s Definitive 14A, as filed with the SEC on April 28, 2008)
4.7	Amendment to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference as Exhibit A to the Company’s Definitive 14A, as filed with the SEC on April 6, 2009)
5.1 *	Opinion of Timothy M. Davis, the Company’s General Counsel
23.1 *	Consent of Grant Thornton LLP
23.2 *	Consent of Deloitte & Touche LLP
23.3 *	Consent of Ernst & Young LLP
23.4 *	Consent of Timothy M. Davis (included in Exhibit 5.1)
24.1 *	Powers of Attorney (included in signature page to this Registration Statement)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut.

Dated:   September 15, 2009

CENVEO, INC.

By:         /s/ Kenneth P. Viret
Name:   Kenneth P. Viret
Title:     Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Timothy M. Davis and Kenneth P. Viret his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Robert G. Burton, Sr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 15, 2009
Robert G. Burton, Sr.

/s/ Kenneth P. Viret	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009
Kenneth P. Viret

/s/ Gerald S. Armstrong	Director	September 15, 2009
Gerald S. Armstrong

/s/ Leonard C. Green	Director	September 15, 2009
Leonard C. Green

/s/ Mark J. Griffin	Director	September 15, 2009
Mark J. Griffin

/s/ Robert B. Obernier	Director	September 15, 2009
Robert B. Obernier

EXHIBIT INDEX

Exhibit No.	Description
4.1
Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997)

4.2
Amendment to Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 2, 2004)

4.3
Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) April 17, 2005, as filed with the SEC on April 21, 2005)

4.4
Amended and Restated Bylaws of Cenveo, Inc.  (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) February 22, 2007, as filed with the SEC on August 30, 2007)

4.5
Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 8, 2007)

4.6	Amendment to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference as Exhibit A to the Company’s Definitive 14A, as filed with the SEC on April 28, 2008)
4.7	Amendment to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference as Exhibit A to the Company’s Definitive 14A, as filed with the SEC on April 6, 2009)
5.1 *	Opinion of Timothy M. Davis, the Company’s General Counsel
23.1 *	Consent of Grant Thornton, LLP
23.2 *	Consent of Deloitte & Touche LLP
23.3 *	Consent of Ernst & Young LLP
23.4 *	Consent of Timothy M. Davis (included in Exhibit 5.1)
24.1 *	Powers of Attorney (included in signature page to this Registration Statement)
*Filed herewith